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                                                                  Exhibit 10.21

                       AGREEMENT FOR MANAGEMENT ADVISORY,
                             STRATEGIC PLANNING AND
                               CONSULTING SERVICES



                  THIS AGREEMENT is made effective as of the 24th day of November, 1997 (the "Effective Date"), by and between Investcorp International Inc., a Delaware corporation ("III"), and Werner Holding Co.
(DE), Inc., a Delaware corporation ("Werner").

                  WHEREAS, III, by and through its officers, employees, agents and affiliates has developed in connection with the conduct of its business and affairs various areas of expertise in the fields of management, finance, marketing, and strategic planning; and

                  WHEREAS, Werner desires to avail itself of the expertise of III in those areas hereinabove enumerated and in which III is acknowledged to have expertise, for a period of five (5) years from the Effective Date, said 5-year period being referred to as the "Term";

                  NOW, THEREFORE, the parties do hereby agree as follows:

                  1. APPOINTMENT. Werner hereby appoints III to render management advisory, strategic planning and consulting services to Werner on an exclusive basis during the Term as herein contemplated.

                  2. III. During the Term, III shall render to Werner, by and through such of its officers, employees, agents and affiliates as III, in its sole discretion, shall designate from time to time, management advisory, strategic planning and consulting services. Said services shall consist of advice concerning management, finance, marketing, strategic planning, and such other services as shall be requested from time to time by the Board of Directors of Werner. Werner acknowledges and agrees that the services to be provided by III hereunder do not encompass services that would be required in connection with an acquisition, restructuring or initial public offering by Werner, or a private sale of the stock or assets of Werner. Should Werner desire to engage III to provide financial advisory services in connection with any such type of transaction, such engagement shall be subject to the negotiation of mutually acceptable fee arrangements for such additional services, albeit the indemnification obligations of Werner as set forth in paragraph 7 of this Agreement shall apply to any such additional services performed by III.


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                  3. FEES. In consideration of III's performance of the
above-described services, Werner shall pay to III, in cash, consulting services fees at the rate of $1,000,000 per year for the duration of the Term (collectively, the "Fee"). It is recognized that the services provided under this Agreement will not be evenly distributed over time and that a significant portion of such services will be performed early in the period of time covered by this Agreement. It is also recognized that, subject to the terms of this Agreement, Werner is committed to pay the full amount payable hereunder, and the Fee, once paid, is non-refundable. The full amount of the Fee for the entire Term shall be paid on the Effective Date.

                  4. REIMBURSEMENTS. Within 15 calendar days of delivery of III's invoice, Werner shall reimburse III for its actual out-of-pocket expenses incurred in connection with the performance of services pursuant to this Agreement.

                  5. DEFAULT. In the event that Werner fails to pay any part of the Fee as set forth in Paragraph 3 above when and as due, and Werner does not cure such failure prior to the 10th day of the month in which such payment is due, then Werner shall be in default under this Agreement and III shall be entitled to receive payment in full of the unpaid portion of the Fee upon making written demand upon Werner for such payment. Upon delivery of such written demand, III shall be excused from rendering any further services pursuant to this Agreement. The aforesaid right and privilege of III to withhold services is intended to be in addition to any and all other remedies available because of Werner's default, including III's right to payment of all fees set forth herein. Further, in the event of a default by Werner, Werner agrees to reimburse III for any and all costs and expenses incurred by III, including, without limitation, reasonable counsel fees and expenses, in connection with such default and any litigation or other proceedings instituted for the collection of payments due hereunder.

                  6. PERMISSIBLE ACTIVITIES. Nothing herein shall in any way preclude III from engaging in any business activities or from performing services for its own account or for the account of others.

                  7. INDEMNIFICATION. Werner shall indemnify and hold harmless III and its directors, officers, employees, agents and controlling persons (each being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, relating to or arising out of the management, strategic planning and consulting services

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contemplated by, this Agreement. Werner shall reimburse any Indemnified Party for all costs and expenses (including reasonable counsel fees and expenses) incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. Werner shall not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith or gross negligence of III.

                  8. AMENDMENTS. No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall in any event be effective unless the same shall be in writing and signed by the parties to this Agreement and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  9. NOTICES. Any and all notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

                           If to III, to:

                           Investcorp International Inc.
                           280 Park Avenue
                           37th Floor
                           New York, New York  10017
                           Attention:  President

                           with a copy to:

                           Gibson, Dunn & Crutcher LLP
                           200 Park Avenue
                           New York, New York  10166
                           Attention:  E. Michael Greaney, Esq.



                           If to Werner, to:

                           Werner Holding Co. (DE), Inc.
                           1105 North Market Street, Suite 1300
                           Wilmington, DE  19899
                           Attention:  General Counsel


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                           with a copy to:

                           Werner Holding Co. (PA), Inc.
                           93 Werner Road
                           Greenville, PA  16125
                           Attention:  General Counsel



                  10. ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

                  11. ASSIGNMENT. This Agreement shall be assignable by either party hereto provided that the non-assigning party consents in writing to such assignment.

                  12. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of Delaware (without regard to the conflicts of laws provisions thereof or of any other jurisdiction) and shall inure to the benefit of, and be binding upon, III and Werner and their respective successors and assigns.

                  13. NO CONTINUING WAIVER. The waiver by any party of any breach of this Agreement shall not operate or be construed to be a waiver of any subsequent breach.

                  14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, each of the parties has caused this
Agreement for Management Advisory, Strategic Planning and Consulting Services to be executed and delivered by its duly authorized officer or agent as set forth below.

                                    INVESTCORP INTERNATIONAL INC.



                                    By: /s/
                                       -----------------------------
                                       Name:
                                       Title:



                                     WERNER HOLDING CO. (DE), INC.



                                     By:/s/
                                       ------------------------------
                                      Name:
                                      Title: